Exhibit 10.3

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Amended and Restated Shareholders Agreement (the “Agreement”) is entered into as of the 28th day of June, 2019 by and among Roseland Residential Trust, a Maryland real estate investment trust (the “Trust”), RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company, as successor in interest to RPIIA-RLA, L.L.C. (together with its permitted successors, assigns and transferees, the “RP Investor I”), RPIIA-RLB, L.L.C., a Delaware limited liability company (together with its permitted successors, assigns and transferees, the “RP Investor II” and, together with the RP Investor I, the “RP Investors”) and each of the shareholders of the Trust listed on Schedule I attached hereto (each individually a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, each Shareholder is as of the date hereof (and giving effect to the RRT Add-On Capital Contribution (as defined in the Partnership Agreement) as if such contribution had already occurred), the record or beneficial owner of the number of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Trust set forth on Schedule I attached hereto;

WHEREAS, the Trust is the general partner of Roseland Residential, L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, the RP Investor I has agreed to purchase additional preferred limited partnership interests in the Partnership (the “Investment”) pursuant to (a) the Preferred Equity Investment Agreement, dated June 26, 2019 (the “Investment Agreement”), by and among the Partnership, Mack-Cali Realty Corporation, a Maryland corporation, Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”), Mack-Cali Property Trust, a Maryland real estate investment trust, Mack-Cali Texas Property, L.P., a Texas limited partnership, and the RP Investors and (b) the Third Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof (the “Partnership Agreement”), by and among the Trust, the RP Investors and MCRLP; and

WHEREAS, as a condition to the RP Investor I making the Investment and the RP Investors entering into the Investment Agreement and the Partnership Agreement, the RP Investors have requested that the Shareholders and the Trust agree and the Shareholders and the Trust have agreed, to enter into this Agreement in order to amend and restate that certain Shareholders Agreement dated March 10, 2017 (the “2017 Shareholders Agreement”) by and  among certain of the parties hereto and to set forth certain provisions regarding the election and removal of trustees of the Trust and the approval of certain actions of the Trust.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Board Representation; Board Size.

(a)           The RP Investor II shall have the right to designate two trustees (such trustees and any trustee who subsequently replaces either of such trustees in accordance with this Agreement, a “Primary RP Trustee”) for election to the Board of Trustees of the Trust (the “Board”) in accordance with, and subject to the conditions of, Section 10(a)(iii) of the Partnership Agreement.  In the event that any Primary RP Trustee shall die, retire from or be removed from the Board, a substitute Primary RP Trustee shall be designated by the RP Investor II for election to the Board pursuant to this Agreement.  Each of the Shareholders shall vote, or cause to be voted, all of the Common Shares beneficially owned or held of record by such Shareholder at any regular or special meeting of the shareholders of the Trust called for the purpose of filling positions on the Board, or in any written or electronic consent executed in lieu of such a meeting of shareholders, to cause the election to the Board of the Primary RP Trustee.  The RP Investor II has named Paisley Boney and Tom Gilbane as the initial Primary RP Trustees.

(b)           The RP Investor II shall have the exclusive right to cause the removal of any Primary RP Trustee (any such removed trustee, a “Removed Trustee”) and designate a replacement RP Trustee in accordance with, and subject to the conditions of, Section 10(a)(iii) of the Partnership Agreement.  If the Removed Trustee does not resign or if the Board does not fill the resulting vacancy with the replacement Primary RP Trustee within five (5) business days of written notice from the RP Investor II, each of the Shareholders shall act by written or electronic consent to remove the Removed Trustee and elect a replacement Primary RP Trustee (or, if such written or electronic consent would not be effective for any reason, by causing the Trust to call a special meeting of the shareholders of the Trust and voting all of the Common Shares beneficially owned or held of record by such Shareholder at such special meeting of the shareholders in favor of such actions).

(c)           If an Event of Default (as defined in the Partnership Agreement) occurs and remains uncured for a period of sixty (60) calendar days following the Trust’s receipt of written notice from the RP Investor II:  (i) the RP Investor II shall have the right by written notice to the Trust (the “Board Increase Election”) to request that the number of trustees then constituting the Board be increased by a number of trustees that would result in the RP Investor II being entitled to designate for nomination and election a majority of the members of the Board (each such additional trustee and any trustee who subsequently replaces such trustee in accordance with this Agreement, an “Additional RP Trustee” and, together with the Primary RP Trustees, the “RP Trustees”); (ii) the removal of any Additional RP Trustees may only be effected in accordance with the terms of Section 1(b) of this Agreement; (iii) in the event that any Additional RP Trustee shall die, retire from or be removed from the Board, a substitute Additional RP Trustee shall be designated by the RP Investor II; and (iv) each of the Shareholders shall vote, or cause to be voted, all of the Common Shares beneficially owned or held of record by such Shareholder at any regular or special meeting of the shareholders of the Trust called for the purpose of filling positions on the Board, or in any written or electronic consent executed in lieu of such a meeting of shareholders, to cause the election to the Board of the Additional RP Trustees.  If for any reason the number of trustees on the Board is not increased in accordance with (i) above so that the RP Trustees constitute a majority of the Board, each of the Shareholders shall act by written or electronic consent to remove such number of trustees and elect Additional RP Trustees so that the RP Trustees constitute a majority of the Board (or, if such written or electronic consent would not be effective for any reason, by causing the Trust to call a special meeting of the shareholders of the

Trust and voting all of the Common Shares beneficially owned or held of record by such Shareholder at such special meeting of the shareholders in favor of such actions).

(d)           Each Shareholder shall vote any additional Common Shares or other voting securities of the Trust acquired by such Shareholder after the date hereof in accordance with the provisions of Paragraphs (a), (b) and (c) above.

(e)           The Trust shall use commercially reasonable efforts to convene bi-weekly “executive meetings” consistent with past practices (except to the extent the RP Investors consent in writing to a lesser frequency (e-mail being sufficient for such consent), and which consent shall not be unreasonably withheld); it being understood that, in the event that such meeting cannot be held due to scheduling conflicts, then a telephonic conversation between a senior executive of the General Partner and a senior representative of the RP Investors shall be sufficient for the purposes of this subparagraph.  The RP Investors shall (i) be given reasonable advance notice of, and be furnished with all information related to the Trust or any Subsidiary (as defined in the Investment Agreement) thereof circulated to the participants in connection with all such bi-weekly “executive meetings” convened by the Trust, and (ii) have the right to have one or more representatives designated by the RP Investors attend such meetings in person or via conference call at the election of the RP Investors.

(f)            The Primary RP Trustees shall serve on each committee of the Board and shall be provided substantially comparable access to the business records and operational matters of the Trust as the other members of the Board.

(g)           The RP Investor II shall also have the right to designate one individual as a non-voting observer to the Board (a “Board Observer”), who shall initially be Ron Hoyl.  Any Board Observer shall be entitled to attend all bi-weekly “executive meetings” and all meetings of the Board and any committee of the Board and to receive all information related to the Trust or any Subsidiary thereof provided to the members of the Board or its committees (including minutes of previous meetings of the Board or such committees) and participants in “executive meetings,” provided, that (i) the Board Observer shall not be entitled to vote on any matter submitted to the Board or any of its committees nor to offer any motions or resolutions to the Board or such committees and (ii) the Trust may withhold information or materials from the Board Observer and exclude such Board Observer from any meeting or portion thereof if (as determined by the Board in good faith) access to such information or materials or attendance at such meeting would adversely affect the attorney-client or work product privilege between the Trust and its counsel.  The RP Investor II shall have the exclusive right to remove a Board Observer and designate a replacement Board Observer at any time.

(h)           Each Shareholder has executed and delivered the Irrevocable Limited Proxy attached hereto as Exhibit A (the “Limited Proxy”) that grants the RP Investor II (or its designee) an irrevocable limited proxy to vote all Common Shares held by such Shareholder or execute a written or electronic consent in lieu of meeting of shareholder of the Trust on behalf of such Shareholder, each in accordance with this Section 1.

2.             Approval Rights.  The Trust shall not take, or cause to be taken, any of the following actions without the approval the Board, which such approval must include the approval of both RP Trustees:

(a)           Any action in furtherance of a Major Decision (as defined in the Partnership Agreement);

(b)           Any amendment or repeal of the Bylaws of the Trust (the “Bylaws”) (or any other action) that would cause Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) to apply to any control share acquisition by any of the RP Investors or any associate (as such term is defined in Title 3, Subtitle 7 of the MGCL) or affiliate of such person;

(c)           Any adoption, amendment or repeal of a resolution of the Board that would cause the provisions of Section 3-602 of the MGCL to apply to (i) any RP Investor (iii) any of each RP Investor’s existing or future “affiliates” (as that term is defined in Section 3-601 of the MGCL) (iii) any of each RP Investor’s or any of its “affiliates” existing or future “associates” (as that term is defined in the Section 3-601 of the MGCL) and (iv) any person or entity acting in concert with any of the persons or entities described in (i)-(iii) and

(d)           Any amendment, alteration or repeal of any provision of the Declaration of Trust (the “Declaration”) of the Trust or the Bylaws that would limit, modify or materially and adversely impact the rights of the RP Investors under Sections 1, 2 or 7 of this Agreement.

3.             Representations and Warranties of Shareholders.  Each Shareholder represents and warrants to the Trust and the RP Investors as follows:

(a)           Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby.

(b)           This Agreement has been duly executed and delivered by such Shareholder, and constitutes the valid and legally binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors’ rights and general principals of equity.

(c)           The Common Shares listed on Schedule I hereto are the only voting securities of the Trust owned (beneficially or of record) by such Shareholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind.  Except as contemplated by this Agreement, such Shareholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Common Shares owned by such Shareholder.

(d)           The execution and delivery of this Agreement by such Shareholder does not (i) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon such Shareholder, nor require any consent, notification, regulatory filing or approval or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Shares owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Common Shares owned by such Shareholder are bound or effected.

4.             Representations and Warranties of the Trust.  The Trust represents and warrants to each Shareholder and the RP Investors as follows:

(a)           The Trust has all necessary trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           This Agreement has been duly executed and delivered by the Trust, and constitutes the valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors’ rights and general principles of equity.

5.             Representations and Warranties of the RP Investors.  Each of the RP Investors represents and warrants to each Shareholder and the Trust as follows:

(a)           Each RP Investor has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           This Agreement has been duly executed and delivered by the RP Investor, and constitutes the valid and legally binding obligation of the RP Investor enforceable against the RP Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors’ rights and general principles of equity.

6.             Additional Covenants of Shareholders.  Each Shareholder hereby agrees that:

(a)           Except as contemplated by this Agreement, such Shareholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Common Shares or any other voting securities of the Trust acquired by such Shareholder which is inconsistent with this Agreement.

(b)           The transfer by such Shareholder of any Common Shares or any other voting securities of the Trust owned by such Shareholder shall be conditioned upon execution by the transferee of (i) a counterpart of this Agreement, pursuant to which such transferee shall be required to vote any Common Shares or other voting securities of the Trust transferred by such Shareholder in accordance with the provisions of this Agreement, and (ii) the Limited Proxy.

7.             Additional Covenants of the Trust.  (a)  The issuance by the Trust of any additional shares of Common Shares or any other voting security of the Trust shall be conditioned upon execution of a counterpart of this Agreement and the Limited Proxy by any new shareholder prior to its receipt of Common Shares or other voting securities issued by the Trust.

(b)           In the event the Trust elects (the “Election”) to qualify as a real estate investment trust under Section 856 through 860 of the Internal Revenue Code of 1986, as amended, the RP Investors and their affiliates will be granted an exemption from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (each as defined in the Declaration) pursuant to, and subject to the terms and conditions of, Section 7.2.7 of the Declaration, and subject to the legal duties of the Trustees of the Trust, to the extent required so that no Common Shares then owned by the RP Investors nor any Common Shares which the RP Investors may own in the future pursuant to the Investment Agreement and the Partnership Agreement will be transferred to a Charitable Trust (as defined in the Declaration) pursuant to Section 7.2(b) of the Declaration.

8.             Specific Performance.  The parties hereto acknowledge that failure on any of their part to comply with the terms of this Agreement shall cause the other party hereto immediate and irreparable harm that cannot be adequately compensated by the remedies at law, and that in the event of such breach or violation, or threatened breach or violation, the other parties hereto shall be entitled to have such provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without having to prove the inadequacy of the available remedies at law or any actual damages and without posting any bond or other security.  Any remedies sought or obtained by a party hereto shall not be considered either exclusive or a waiver of the rights of a party hereto to assert any other remedies they have in law or equity.

9.             Miscellaneous.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally, or transmitted by telecopier or by registered or certified mail (postage pre-paid, return receipt requested) or by a nationally recognized overnight delivery service to the Shareholders at their addresses as set forth on the books and records of the Trust, to the Trust at its principal office located at Mack-Cali Property Trust, c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311, and to the RP Investors at c/o Rockpoint Group, L.L.C., 500 Boylston Street, Suite 2100, Boston, Massachusetts 02116.  Any notice shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier, the date of transmission with confirmation back if transmitted by telecopier, or the fifth day following posting if transmitted by registered or certified mail.

(b)           Amendments, Waivers, Etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the RP Investors, the Trust and each of the Shareholders.  Notwithstanding the foregoing, the parties hereto agree that in the event the RRT Add-On Capital Contribution is not made pursuant to the Partnership Agreement, then Schedule I hereto will automatically be amended accordingly.

(c)           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation, any corporate successor by merger or otherwise.

(d)           Entire Agreement.  This Agreement, along with the Partnership Agreement and the Investment Agreement, embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  This Agreement amends and restates in its entirety the 2017 Shareholders Agreement, and the 2017 Shareholders Agreement is hereby deemed replaced in its entirety by this Agreement.  There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

(e)           Severability.  If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.  In such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties’ intentions hereunder.

(f)            No Waiver.  The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

(g)           No Third Party Beneficiaries.  This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

(h)           Termination.  This Agreement shall terminate at such time as the RP Investors have no rights to take any of the following actions:  (i) to appoint RP Trustees pursuant to Section 10(a)(iii) of the Partnership Agreement, (ii) to approve Major Decisions pursuant to Section 10(b) of the Partnership Agreement or (iii) to make a Board Increase Election pursuant to this Agreement and Section 26(b) of the Partnership Agreement.

(i)            Governing Law.  This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to rules of conflict of law.

(j)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

- signature page follows -

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TRUST:

ROSELAND RESIDENTIAL TRUST, a Maryland real estate investment trust

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

RP INVESTORS:

RPIIA-RLA AGGREGATOR, L.L.C., a Delaware limited liability company

By:	/s/ Ron J. Hoyl
Name:	Ron J. Hoyl
Title:	Vice President

RPIIA-RLB, L.L.C., a Delaware limited liability company

By:	/s/ Ron J. Hoyl
Name:	Ron J. Hoyl
Title:	Vice President

SHAREHOLDERS:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:	MACK-CALI REALTY CORPORATION, a Maryland corporation, its general partner

	By:	/s/ Gary T. Wagner
	Name:	Gary T. Wagner
	Title:	General Counsel and Secretary

Signature Page to Amended and Restated Shareholders Agreement

MACK-CALI PROPERTY TRUST, a Maryland real estate investment trust

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

MACK-CALI TEXAS PROPERTY, L.P., a Texas limited partnership

By:	MACK-CALI SUB XVII, INC., a Delaware corporation, its general partner

	By:	/s/ Gary T. Wagner
	Name:	Gary T. Wagner
	Title:	General Counsel and Secretary

Signature Page to Amended and Restated Shareholders Agreement

EXHIBIT A

LIMITED PROXY

IRREVOCABLE PROXY

This proxy is given pursuant to that certain Amended and Restated Shareholders Agreement, dated as of June 28, 2019 (the “Shareholders Agreement”), by and among Roseland Residential Trust, a Maryland real estate investment trust (the “Trust”), RPIIA-RLA Aggregator, L.L.C., a Delaware limited liability company (together with its permitted successors, assigns and transferees, “RP Investor I”), RPIIA-RLB, L.L.C., a Delaware limited liability company (together with its permitted successors, assigns and transferees, “RP Investor II” and, together with RP Investor I, the “RP Investors”) and each of the shareholders of the Trust listed on Schedule I attached thereto.

The undersigned shareholder of the Trust does hereby constitute and appoint Paisley Boney and Thomas Gilbane (and any other person designated in writing by the RP Investor II), or either of them, with full power of substitution in each of them, as proxies for the undersigned, to (a) cause the Trust to call one or more special meetings of the shareholder of the Trust, (b) attend any meeting of shareholders of the Trust and any postponement or adjournment thereof, (c) to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at any such meeting (or by written or electronic consent in lieu of any such meeting) and (d) otherwise to represent the undersigned at any such meeting with all powers possessed by the undersigned if personally present, including, but not limited to, the signing or authorizing of the undersigned shareholder’s name as a shareholder to any waiver or consent certificate which the laws of the State of Maryland may require or permit in lieu of a meeting of shareholders, in each case only with respect to the matters set forth in Section 1 of the Shareholders Agreement, as fully and with like effect as the undersigned might or could have done if personally present at such meeting.

The undersigned hereby revokes all prior proxies for such meetings with respect to the matters set forth in Section 1 of the Shareholders Agreement only, affirms that this proxy is given in connection with the Shareholders Agreement and that this proxy is coupled with an interest and is irrevocable.  This irrevocable proxy shall be valid for indefinite term and shall only terminate upon the termination of the Shareholder’s Agreement in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of this     28th day of June, 2019.

WITNESS:		SHAREHOLDER:

/s/ Susan M. Epstein	MACK-CALI REALTY, L.P., a Delaware limited partnership

		By:	MACK-CALI REALTY CORPORATION, a Maryland corporation, its general partner

	By:	/s/ Gary T. Wagner
		Name:	Gary T. Wagner
		Title:	General Counsel and Secretary

WITNESS:		SHAREHOLDER:

/s/ Susan M. Epstein	MACK-CALI PROPERTY TRUST, a Maryland real estate investment trust

	By:	/s/ Gary T. Wagner
		Name:	Gary T. Wagner
		Title:	General Counsel and Secretary

WITNESS:		SHAREHOLDER:

/s/ Susan M. Epstein	MACK-CALI TEXAS PROPERTY, L.P., a Texas limited partnership

	By:	MACK-CALI SUB XVII, INC., a Delaware corporation, its general partner

	By:	/s/ Gary T. Wagner
		Name:	Gary T. Wagner
		Title:	General Counsel and Secretary

Signature Page to Shareholders Agreement